UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2026

Camber Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Greenway Plaza, Suite 1100, Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (281) 404-4387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 1, 2026, Simson-Maxwell Ltd. (“Simson”), a Canadian corporation and minority-owned subsidiary of Viking Energy Group, Inc. (“Viking”), a wholly-owned subsidiary of Camber Energy, Inc. (the “Company”), entered into an amalgamation agreement (the “Amalgamation Agreement”) with T&T Power Group Inc. (“T&T”), a Canadian corporation. The transactions contemplated by the Amalgamation Agreement were completed on June 1, 2026 pursuant to Sections 181 and 182 of the Canada Business Corporations Act (the “CBCA”) and Section 87 of the Income Tax Act (Canada) (the “Amalgamation”). The amalgamated corporation continues under the name “T&T Power Group Inc.” (the “Amalgamated Corporation”).  The Amalgamated Corporation continues to operate Simson’s former business of servicing, maintaining, repairing, renting, and testing of generators and industrial engines and providing power solutions to customers throughout Canada.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 8, 2025, Viking’s ownership interest in Simson was reduced from approximately 60.5% to 49% following T&T’s acquisition of a 51% interest in Simson pursuant to that certain Share Subscription Agreement, dated April 1, 2025, by and among Viking, T&T, Simson, Remora EQ LP, and Simmax Corp. As a result, the Company ceased to consolidate Simson’s financial results and instead accounted for its investment in Simson at fair value.

Pursuant to the Amalgamation Agreement, the issued capital of T&T and Simson was converted into issued capital of the Amalgamated Corporation as follows: (i) all issued and outstanding shares in the capital stock of T&T were exchanged for 100,000 fully paid and non-assessable Class A Common Shares of the Amalgamated Corporation and issued to Tyler Van Dyke, the sole shareholder of T&T and the first director and President of the Amalgamated Corporation; (ii) 2,536 Class A Common Shares in the capital stock of Simson held by T&T were cancelled as of the date of Amalgamation; and (iii) 2,436 Class A Common Shares in the capital stock of Simson held by Viking were exchanged for 5,750,000 Class A Preference Shares (the “Viking Preferred Shares”) of the Amalgamated Corporation. Following the Amalgamation, Tyler Van Dyke holds 100,000 Class A Common Shares of the Amalgamated Corporation, representing 100% of the voting interest, and Viking holds 5,750,000 Class A Preference Shares of the Amalgamated Corporation, representing 0% of the voting interest.

Unanimous Shareholders Agreement

In connection with the Amalgamation, on June 1, 2026, Viking, the Amalgamated Corporation, and Tyler Van Dyke entered into a unanimous shareholders’ agreement within the meaning of the CBCA (the “USA”). Pursuant to the USA, Tyler Van Dyke has been appointed as the sole director of the board of directors of Amalgamated Corporation, and Viking has no right to appoint a director.

The USA also contains the detailed terms governing the redemption and retraction of the Viking Preferred Shares, including the pricing mechanics, triggering events, payment timelines, monthly payment rights, conditional dividend provisions, and potential adjustments described under “Redemption, Retraction, and Other Rights of the Viking Preferred Shares.”

Redemption, Retraction, and Other Rights of the Viking Preferred Shares

The Viking Preferred Shares are subject to the following redemption and retraction rights, as set forth in the USA. To the extent any provision of the articles of amalgamation of the Amalgamated Corporation conflicts with the USA, the USA prevails.

Redemption by the Corporation. The Amalgamated Corporation may redeem all outstanding Viking Preferred Shares at any time: (i) on or before March 31, 2028, at CDN$5,750,000 in the aggregate (approximately US$4,154,000 based on the CAD/USD exchange rate as of June 1, 2026) (the “Redemption Price”), with 10% payable on the redemption date and the balance within 60 days; or (ii) after March 31, 2028, at CDN$7,750,000 in the aggregate (approximately US$5,599,000, the “Increased Redemption Price”). If the Amalgamated Corporation fails to redeem all Viking Preferred Shares by March 31, 2028, the aggregate redemption price automatically increases the Increased Redemption Price.

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Retraction by Viking. Prior to March 31, 2028, Viking may require redemption of all outstanding Viking Preferred Shares at the Redemption Price only upon the occurrence of specified triggering events, including: (a) a material breach by any party (other than Viking) of the USA that continues for 20 days following written notice; (b) a sale or proposed sale of all or substantially all of the Amalgamated Corporation’s assets; (c) the bankruptcy or insolvency of the Amalgamated Corporation; or (d) the death or permanent incapacity of Tyler Van Dyke. After March 31, 2028, Viking may require redemption for any reason at the Increased Redemption Price, together with all accrued but unpaid dividends. Upon receipt of a retraction notice after March 31, 2028, the Amalgamated Corporation shall either: (x) pay CDN$7,750,000 (approximately US$5,599,000) within 120 days; or (y) pay CDN$8,520,000 (approximately US$6,155,000) plus all accrued but unpaid dividends within 12 months (the “Deferred Redemption Price”).

Liquidation Preference. The Viking Preferred Shares rank in priority to all other classes of shares with respect to dividends, redemption, retraction, return of capital, liquidation, and winding-up. The Amalgamated Corporation shall not issue any shares or securities ranking senior to the Viking Preferred Shares while any remain outstanding.

Dividend Restrictions. No dividends may be declared or paid on any other class of shares while Viking Preferred Shares remain outstanding, except that the Viking Preferred Shares carry a conditional cumulative dividend of 8% per annum, which accrues only if: (i) any party other than Viking breaches any term applicable to the Viking Preferred Shares; or (ii) the Amalgamated Corporation fails to redeem the Viking Preferred Shares by March 31, 2028.

Monthly Payment Right. Viking may, upon 30 days’ prior written notice, require the Amalgamated Corporation to pay Viking CDN$15,000 (approximately US$11,000) per month, with all such payments credited against the applicable redemption price upon final redemption.

Postponement Agreement

In connection with the Amalgamation, on June 1, 2026, Viking, the Amalgamated Corporation, and The Toronto-Dominion Bank (the “Bank”) entered into a Postponement and Assignment of Creditors Claim and Postponement of Security Agreement (the “Postponement Agreement”). Pursuant to the Postponement Agreement, Viking agreed to postpone all creditor indebtedness owed by the Amalgamated Corporation to Viking in favor of the prior repayment of the Bank’s indebtedness, including amounts arising from retraction, redemption, or purchase for cancellation of the Viking Preferred Shares, dividends, distributions, and shareholder loans.

Subject to certain conditions, including that no event of default has occurred, the Amalgamated Corporation is in compliance with all financial covenants, and Viking provides the Bank with not less than 60 days’ prior written notice, Viking’s retraction right is not restricted by the Postponement Agreement. The Postponement Agreement also permits regularly scheduled share distributions (including monthly payments) up to CDN$180,000 (approximately US$129,000) in any 12-month period, subject to similar financial covenant compliance conditions.

The foregoing descriptions of the Amalgamation Agreement, the USA, and the Postponement Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amalgamation Agreement, the USA, and the Postponement Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference in their entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amalgamation Agreement, dated June 1, 2026, by and among T&T Power Group Inc. and Simson-Maxwell Ltd.
10.2	Unanimous Shareholders Agreement, dated June 1, 2026, by and among T&T Power Group Inc., Viking Energy Group, Inc., and Tyler Van Dyke.
10.3	Postponement and Assignment of Creditors Claim and Postponement of Security Agreement, dated June 1, 2026, by and among The Toronto-Dominion Bank, Viking Energy Group, Inc., and T&T Power Group Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.

Date: June 4, 2026	By:	/s/ James A. Doris
	Name:	James A. Doris
	Title:	Chief Executive Officer

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